Exhibit 10.1

Asset Transfer Agreement

Party A (transferee): Meten Holding Group Ltd.

Address: Cricket Square, Hutchins Drive P. O. Box 2681 Grand Cayman KY1-1111 Cayman Islands.

Party B (transferer)

A: Jianyu Guo

Nationality: People’s Republic of China, ID number: [REDACTED]

B: Tianying Zheng

Nationality: People’s Republic of China, ID number: [REDACTED]

A (hereinafter referred to as “Party A”) intends to transfer the BTC mining machine that Party B has put into operation, and Party B agrees to the transfer. The parties have reached the following agreement on the transfer for mutual compliance in accordance with relevant laws and regulations:

I. Subject Matter

1. The subject of transfer under this Agreement is the BTC mining machine, the details are as follows:

Holder	Model	Quantity (Set)	Deployment site
Jianyu Guo	Ant S19J Pro 100TH/s	100	Oven Fork,Kentucky, USA
Tianying Zheng	Ant S19J Pro 100TH/s	100	Oven Fork,Kentucky, USA
Total		200

2. The subject matter under this Agreement shall comply with the normal use standards of the industry, has been put into deployment and operation, and can carry out mining work stably and normally according to the computing power value stated in the above table.

II. Price and Payment

1. The two parties agree that the total transfer price of the above-mentioned 200 mining machines that have been deployed and operated normally shall be USD 880,000.

2. Party A agrees to transfer the above-mentioned mining machines held by Party B by means of directional issuance of shares (stock code: METX，NASDAQ), and Party B agrees to transfer all of them. None of the parties objected to this Arrangement.

3. The transfer consideration paid by Party A is equivalent to the stock of Party A in USD 880,000.

4. The calculation of the consideration value bases the average stock price of the closing price of the 20 trading days before the delivery date multiplied by the number of issued shares.

III. Party B’s Promises

Party B does not have any facts related to the assets or business agreed in this Agreement that may have a material adverse effect on the assets or business and Party B has not disclosed to Party A;

Party B has not provided guarantee for any individual, enterprise or other entity regarding the assets or business agreed in this Agreement; or signed any debt settlement or settlement agreement or other arrangements with creditors that may involve the assets or business agreed in this Agreement.

If Party B needs to bear compensation, payment or similar responsibilities to any third party (including but not limited to natural persons, corporate legal persons, administrative agencies, etc.) due to any behavior of Party B that occurred before this transfer, Party B shall bear all such responsibilities and compensate Party A for the losses suffered thereby.

IV. Liability for Breach of Contract

Once this Agreement takes effect, all parties must consciously perform it. Any party that fails to fully perform its obligations in accordance with the provisions of the Agreement shall be liable in accordance with the law and the provisions herein.

If Party B fails to perform the transfer obligations and go through relevant procedures as agreed, Party B shall pay Party A a liquidated damage equivalent to 20% of the total transfer price and continue to perform this Agreement.

V. Modification or Cancellation

Party A and Party B may change or terminate this Agreement after reaching a consensus through negotiation. If this Agreement is modified or terminated through negotiation, all parties shall sign another modification or termination agreement.

VI. Burden of Expenses

Both parties shall bear half of the relevant expenses incurred during the transfer process (such as evaluation or audit, change registration, etc.).

VII. Confidentiality Clause

All information regarding this Agreement and all information related to or derived from the products furnished by the parties under this Agreement, whether oral or written, or in drawings, computer programs or otherwise, and all data derived from thereon (“Confidential Information”) shall be considered confidential and shall not be disclosed to any unauthorized person. The parties undertake and agree to take all reasonable and practicable steps to ensure and protect the confidentiality of the Confidential Information, which cannot be passed on, sold, traded, published or disclosed to any unauthorized person.

VIII. Force Majeure

Force majeure refers to the unforeseen, unavoidable and insurmountable objective circumstances at the time of conclusion of this Agreement. In case of a force majeure, the party affected by the force majeure shall notify the other party in writing in a timely manner, and provide the other party with information on the occurrence and continuation of the force majeure within the next 7 working days. The two parties shall conduct consultations immediately, seek a reasonable solution, and strive to minimize the losses caused by force majeure.

IX. Dispute Resolution

This Agreement shall be governed solely by and construed in accordance with the laws of Hong Kong. Any dispute, controversy, disagreement or claim arising out of or in connection with this Agreement shall be submitted to and arbitrated by the Hong Kong International Arbitration Center in accordance with the UNCITRAL Arbitration Rules in force at the time of submission of the Notice of Arbitration and finally solve. Arbitration decisions and awards are final and binding on both parties.

X. Effective Conditions

This Agreement comes into effect after being signed by both parties and approved by each party. Both parties agree to go through the relevant procedures within 15 working days.

11. This Agreement is made in quadruplicate. Each party shall hold two copies.

No text below.

Signing page

Party A (Seal): Meten Holding Group Ltd.

Authorized representative: /s/ Siguang Peng

Party B (A) (signature and fingerprint): /s/ Jianyu Guo

Party B (B) (signature and fingerprint): /s/ Tianying Zheng

This Agreement is signed by both parties on June 7, 2023

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